Exhibit 4.10
Execution Version

SIXTH SUPPLEMENTAL INDENTURE
THIS SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), entered into as of  December 23, 2025 among SEADRILL FINANCE LIMITED, an exempted company incorporated under the laws of Bermuda (the “Issuer”), Seadrill Aquarius Ltd., an exempted company incorporated under the laws of Bermuda (the “Undersigned”), and GLAS TRUST COMPANY LLC, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”) acting in its own name and in the name and on behalf of all other Secured Parties.
RECITALS
WHEREAS, the Issuer, SEADRILL LIMITED, an exempted company incorporated under the laws of Bermuda (the “Company”), the other Guarantors party thereto, the Trustee and the Collateral Trustee entered into an Indenture, dated as of July 27, 2023 (as amended by (i) a first supplemental indenture dated August 8, 2023, (ii) a second supplemental indenture dated September 20, 2023, (iii) a third supplemental indenture dated October 15, 2024, (iv) a fourth supplemental indenture dated as of December 12, 2024 and (v) a fifth supplemental indenture dated as of December 12, 2024, and as further amended, restated and supplemented or otherwise modified from time to time, the “Indenture”), relating to the Issuer’s 8.375% Senior Secured Second Lien Notes due 2030 (the “Notes”); and
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Restricted Subsidiary of the Company (other than the Issuer) that guarantees any Debt of the Issuer or any Guarantor under the Credit Agreement or any other syndicated credit facility or capital markets debt in an aggregate principal amount in excess of $35,000,000 to provide a Note Guaranty.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Sixth Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.The Undersigned, by its execution of this Sixth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3.The Undersigned irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan over any suit, action or proceeding arising out of or relating to this Sixth Supplemental Indenture or the transactions contemplated hereby and thereby (each, a “Related Proceeding”). The Undersigned irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Undersigned has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Undersigned irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
Section 4.This Sixth Supplemental Indenture and any claim, controversy or dispute relating to or arising out of this Sixth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Each of the parties hereto and by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Sixth Supplemental Indenture or the transactions contemplated hereby.
Section 5. This Sixth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.
Section 6. This Sixth Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Sixth Supplemental Indenture will henceforth be read together.
Section 7. The recitals and statements herein are deemed to be those of the Issuer and each Undersigned and not the Trustee or the Collateral Trustee. The Trustee and the Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or the Note Guaranty provided by the Guarantor party to this Sixth Supplemental Indenture.
Section 8. All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 12.02 of the Indenture.
Section 9.The Trustee and the Collateral Trustee are entering into this Sixth Supplemental Indenture not in their individual capacities but solely in their capacities as Trustee and Collateral Trustee under the Indenture and the Collateral Trust Agreement. In entering into this Sixth Supplemental Indenture and acting hereunder, the Trustee and the Collateral Trustee shall be entitled to all rights, protections and immunities granted to them under the Indenture, the Collateral Trust Agreement and any other Note Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

SEADRILL FINANCE LIMITED
By: /s/ Martyn Svensen_______________
Name: Martyn Svensen
Title: Director

SEADRILL AQUARIUS LTD.
By: /s/ Martyn Svensen_______________
Name: Martyn Svensen
Title: Director

Signature Page to Sixth Supplemental Indenture

GLAS TRUST COMPANY LLC, as Trustee

By: /s/ Robert Peschler_______________
Name: Robert Peschler
Title: Vice President

GLAS TRUST COMPANY LLC, as Collateral Trustee

By: /s/ Robert Peschler _______________
Name: Robert Peschler
Title: Vice President